Commercial Metrics Overview May 8, 2019 Exhibit 99.2

Commercial Metrics Overview ZILRETTA® net sales of $10.6 million in the first quarter of 2019 Preliminary ZILRETTA net sales of $5.1 million in April 2019 We have called on almost all of our 4,100 target accounts 2,247 accounts have purchased ZILRETTA, as of March 31, 2019; up from 1,837, as of December 31, 2018 1,601 accounts have re-ordered ZILRETTA (71% of accounts that had purchased), as of March 31, 2019; up from 1,276 accounts that had re-ordered ZILRETTA (69% of accounts that had purchased) as of December 31, 2018

ZILRETTA Net Sales Quarterly Note: Flexion recognizes ZILRETTA sales upon receipt of product by specialty distributors and pharmacies.

Distribution of Accounts by ZILRETTA Purchases Cumulative Note: Flexion recognizes ZILRETTA sales upon receipt of product by specialty distributors and pharmacies; accounts purchase ZILRETTA directly from these specialty distributors and pharmacies.

Note: Flexion recognizes ZILRETTA sales upon receipt of product by specialty distributors and pharmacies; accounts purchase ZILRETTA directly from these specialty distributors and pharmacies. Distribution of ZILRETTA Purchases by Accounts Cumulative

ZILRETTA Purchases by New and Existing Accounts Cumulative Note: Flexion recognizes ZILRETTA sales upon receipt of product by specialty distributors and pharmacies; accounts purchase ZILRETTA directly from these specialty distributors and pharmacies.

ZILRETTA Purchases and Samples Shipped Quarterly Note: Flexion recognizes ZILRETTA sales upon receipt of product by specialty distributors and pharmacies; accounts purchase ZILRETTA directly from these specialty distributors and pharmacies.